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                            CERTIFICATE OF FORMATION

                                       OF

                EXCELSIOR LOW VOLATILITY HEDGE FUND OF FUNDS, LLC


                  FIRST: The name of the limited liability company is Excelsior Low Volatility Hedge Fund of Funds, LLC.

                  SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, in the State of Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 17/th/ day of June, 2003.


                                          EXCELSIOR LOW VOLATILITY HEDGE FUND
                                          OF FUNDS, LLC


                                           By:  /s/ Timothy Sperry
                                                ---------------------------
                                                Name:  Timothy D. Sperry
                                                Title: Authorized Person